UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 12, 2008 (February 8, 2008)

Date of Report (Date of earliest event reported)

EPIQ SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Missouri	0-22081	48-1056429
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

501 Kansas Avenue

Kansas City, Kansas 66105

(Address of principal executive offices)

(913) 621-9500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

                                                ☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

                                                ☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

                                                ☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

                                                ☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.03               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 8, 2008, at a Special Meeting of the Shareholders of Epiq Systems, Inc., the shareholders approved an amendment to the Articles of Incorporation of the company to increase the authorized number of shares of common stock from 50,000,000 to 100,000,000.  The results of the voting at the special meeting were as follows:

	For	Against	Abstain
Proposal to amend the company’s Articles of Incorporation to increase the number of authorized shares of common stock from 50,000,000 to 100,000,000	32,120,560	1,902,283	9,792

The shares represented at the meeting represented approximately 96.5% of the outstanding shares eligible to vote at the meeting, and the shares voted in favor of the proposal represented over 94% of the shares represented at the meeting and over 91% of the total outstanding shares eligible to vote on the proposal.  The amendment to the Articles of Incorporation will become effective upon the filing of a certificate of amendment with the Missouri Secretary of State.  The amended Articles of Incorporation will be filed as an exhibit to a future periodic report filed by the Company with the SEC under the Securities Exchange Act of 1934.

No other matters were submitted to a vote of the shareholders at the special meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIQ SYSTEMS, INC.

Date: February 12, 2008

	By:	/s/ Tom W. Olofson
	Name:	Tom W. Olofson
	Title:	Chairman of the Board, Chief Executive Officer and Director